UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 27, 2013, Actinium Pharmaceuticals, Inc. (the “Company”) completed the sale of units pursuant the Unit Purchase Agreement, dated December 27, 2013 (the “Purchase Agreement”), and Subscription Agreement, dated December 27, 2013  (the “Subscription Agreement”), among the Company and certain accredited investors named therein. The securities sold in the offering consisted of an aggregate of (i) 554,310 shares (the “Shares”) of its common stock par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase 138,577 shares of its Common Stock (collectively, the “Warrants”) at an in exercise price of $9.00 per share, subject to adjustment. The Warrants are exercisable for a period of five years from the date of issuance.   The Company received an aggregate of $3,325,860 in gross proceeds from the sale of securities under the Purchase Agreement.

As required by the  Purchase Agreement, at the closing, the investors also became parties to the Registration Rights Agreement dated as of December 27, 2013 pursuant to which the Company will be required to register with the United States Securities and Exchange Commission such Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”).  If the registration statement is not filed or declared effective within the timeframe set forth in the Registration Rights Agreement, the Company is obligated to pay the investors an amount equal to of 1% of the total purchase price of the securities per month (up to a maximum of 6% in the aggregate) until such failure is cured.  Officers and directors of the Company also entered into a lock-up agreements pursuant to which they agreed not to sell or otherwise transfer any shares of Common Stock or other securities of the Company owned by them until the date that is 6 months following the effective date of the registration statement to be filed in connection with the offering.

A FINRA registered broker dealer acted as placement agent with respect to the offering and received a cash fee of $332,586 from the sale of securities and will be issued warrants to purchase 69,289 shares of Common Stock from the sale of securities to the investors at the closing.

General Information

The foregoing is not a complete summary of the terms of the transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Subscription Agreement, Registration Rights Agreement, Form of Warrant, and Form of Lock-Up Agreement which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The securities offered have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on  teach investor’s written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2013	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer